Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT CREDIT AGREEMENT (this “Amendment”) is made as of October 21, 2025, by and among MDR LANCER, LLC, a Delaware limited liability company, and MDR GREENBRIER, LLC, a Delaware limited liability company (collectively, whether one or more in number, in any combination, the “Borrower” or “Borrowers”); and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS:

A.Borrowers and Bank entered into that certain Credit Agreement dated as of June 10, 2022, as modified and amended by that certain Amendment to Credit Agreement dated as of October 1, 2024, as further modified and amended by that certain Second Amendment to Credit Agreement dated as of April 28, 2025 (as the same may have been further amended, supplemented, extended, renewed, restated or replaced from time to time, “Credit Agreement”), pursuant to which Bank agreed to make one or more extensions of credit (the “Loans”) to Borrowers on the terms and conditions set forth in the Credit Agreement.  Capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

B.The Loans are evidenced by one or more promissory notes made by Borrowers payable to the order of Bank (as the same may have been amended, supplemented, extended, renewed, restated or replaced from time to time, the “Notes”).

C.Borrowers and MDR Salisbury, LLC, a Delaware limited liability company (“MDR Salisbury”) have notified Bank of their intention to sell the real property commonly known as 2106 Statesville Boulevard, Salisbury, NC 28147 (the “Salisbury Premises”) to a third party (the “Salisbury Sale Transaction”).  As a result, contemporaneously herewith, the Bank, Borrowers and certain other parties have agreed (i) to deliver all of the net proceeds of the Salisbury Sale Transaction to the Bank to be applied in the manner described by Section 5(d) of this Amendment, (ii) to release that certain Deed of Trust given by MDR Salisbury, as grantor, dated as of June 13, 2022 and recorded on June 14, 2022 in Book 1404, Page 11 with the Register of Deeds of Rowan County, North Carolina, encumbering the Salisbury Premises (the “Released Deed of Trust”) as collateral for the Loan, and (iii) to release and remove MDR Salisbury as a co-borrower under the Loan.

D.Borrowers have requested and Bank has agreed to amend the Credit Agreement to reflect (i) the release and removal of MDR Salisbury as a co-borrower under the Loan, and (ii) the release of the Released Deed of Trust as collateral for the Loan, all subject to the terms and provisions of this Amendment.  In connection therewith, the remaining Borrowers and Guarantor further desire to reaffirm their respective obligations, liabilities and indebtedness under the Loan Documents and the grant of security interests made therein or contemplated thereby.

E.Borrowers and Bank now desire to execute this Amendment to set forth their agreements with respect to the above referenced matters.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions.  All capitalized terms used in this Amendment will have the respective meanings assigned thereto in the Credit Agreement unless otherwise defined in this Amendment.

2.Amendment to Credit Agreement.  Subject to the conditions precedent set forth herein, and in reliance on the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:
(a)MDR Salisbury, LLC, a Delaware limited liability company, is hereby released as a Borrower under the Agreement and under all other Loan Documents.  Accordingly, each occurrence of the term “Borrower” or “Borrowers” set forth in the Credit Agreement (or in the other Loan Documents specifically including, without limitation, that certain Amended and Restated Term Note dated October 1, 2024) shall mean, collectively, jointly and severally, MDR Lancer, LLC, a Delaware limited liability company, and MDR Greenbrier, LLC, a Delaware limited liability company.
(b)The first sentence of Section 1.4 of the Credit Agreement is hereby deleted and replaced with the following text:

Borrower has granted to Bank a first lien deed of trust or mortgage encumbering the real property located at (i) 1244 Executive Boulevard, Chesapeake, Virginia 23320, and (ii) 1256 Highway 9 Bypass West, Lancaster, South Carolina 29720 (individually and collectively, the “Real Property Collateral”).

3.Representations and Warranties.  Each Borrower represents and warrants to Bank that:
(a)It has the power and authority to enter into and to perform this Amendment, to execute and deliver all documents relating to this Amendment, and to incur the obligations provided for in this Amendment, all of which have been duly authorized and approved in accordance with its corporate and organizational documents;
(b)This Amendment, and each of the agreements, documents and instruments executed by it pursuant hereto, shall constitute when executed its valid and legally binding obligation, enforceable against it in accordance with the terms thereof;
(c)All representations and warranties made in the Credit Agreement are true and correct as of the date hereof, with the same force and effect as if all representations and warranties were fully set forth herein;
(d)As of the date hereof, it has no offsets or defenses against the payment of any portion of the Loans and no claims against Bank; and
(e)No Event of Default exists, either before or immediately after giving effect to this Amendment.
4.Waiver of Claims.  As a specific inducement to Bank without which the parties hereto acknowledge Bank would not enter into this Amendment and the other documents executed in connection herewith, Borrowers hereby waive any and all claims that such party may have against Bank, as of the date hereof, arising out of or relating to the Credit Agreement or any other Loan Document whether sounding in contract, tort or any other basis.
5.Conditions of Effectiveness; Special Agreement Regarding Salisbury Sale Transaction.  This Amendment shall become effective upon satisfaction of the following conditions precedent:
(a)Bank shall have received this Amendment duly executed by Borrowers;

(b)Bank shall have received payment of all attorneys’ fees and expenses incurred by Bank in the preparation, negotiation, documentation, execution and delivery of this Amendment;
(c)Bank shall have executed this Amendment; and
(d)Within one (1) business day of the Salisbury Sale Transaction’s closing, Borrower shall cause the Salisbury Sale Transaction’s settlement agent to deliver the net proceeds therefrom (the “Net Salisbury Proceeds”) by wire transfer to that certain account number ending 8441 held with Bank in the name of Medalist Diversified Holdings, L.P.  Thereafter, once updated appraisals of the remaining real estate collateral securing the Loan shall have been received and approved by Bank, Bank shall promptly (i) apply a portion of the Net Salisbury Proceeds in partial satisfaction of the Loan, in an amount sufficient to support a Loan to Value Ratio (as such term is defined in the Credit Agreement) which is not greater than fifty-five and eighty-eight hundredths percent (55.88%), and (ii) return any residual portion of the Net Salisbury Proceeds to Borrowers.
6.No Impairment.  This Amendment shall become a part of the Credit Agreement by reference and nothing herein contained shall impair the security now held for the Loans, nor waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement except as herein amended, nor affect or impair any rights, powers or remedies under the Credit Agreement as hereby amended.  Furthermore, Bank does hereby reserve all rights and remedies it may have as against all parties who may be or may hereafter become primarily or secondarily liable for the repayment of the Loans.
7.Ratification; No Novation; Reaffirmation of Grant of Security Interests.  Borrowers promise and agree to pay and perform the obligations under the Loans in accordance with the terms of the Notes, the Credit Agreement and the other Loan Documents, in each case as hereby modified and amended, and further agrees to perform all of their requirements, conditions and obligations under the terms of the Notes, the Credit Agreement and other Loan Documents, as hereby modified and amended, all such documents being hereby ratified and affirmed.  The execution and delivery of this Amendment shall not constitute a novation or accord and satisfaction, or a modification of the lien, encumbrance or security title of the Credit Agreement or other Loan Documents.  Without limiting the generality of the foregoing, all collateral given by Borrowers prior to the date hereof to secure the Loans does and shall continue to secure the Loans under the Notes, the Credit Agreement and under the Loan Documents, in each case as hereby modified and amended and, except as provided in the Credit Agreement and the Loan Documents, no such collateral shall be released until the Loans have been satisfied and completely discharged.  Borrowers expressly reaffirm, ratify, reaffirm, confirm and approve all of the security interests, liens, pledges and mortgages made by it in favor of Bank prior to the date hereof, all of which shall be security for the prompt payment in full when due and the performance of the obligations under the Loans.  Guarantor has joined this Amendment as evidence of its consent to the terms and conditions hereof and Guarantor hereby further ratifies and reaffirms its obligations under the Loan Documents, including after giving effect to this Amendment.  All references in the Loan Documents to the Credit Agreement shall hereinafter be deemed to be a reference to such document as amended by this Amendment.
8.Expenses.  This Amendment shall be closed without cost to Bank and all expenses incurred in connection with this closing, including, without limitation, all attorneys’ fees, recording and filing costs and appraisal fees are to be paid by Borrowers.  Bank is not providing legal advice or services to Borrowers.
9.Applicable Law.  This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to principles of conflict of laws.

10.Binding Effect.  This Amendment shall be binding on and inure to the benefit of any assignee or the respective successors and assigns of the parties hereto.
11.Counterparts Telecopied Signatures.  This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature to this Amendment.

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THIRD AMENDMENT TO CREDIT AGREEMENT

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IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be executed as of the day and year first above written.

BORROWERS:

MDR LANCER, LLC,

a Delaware limited liability company

By: Medalist Diversified Holdings, L.P.,

a Delaware limited partnership,

Sole Member

By: Medalist Diversified REIT, Inc.,

a Delaware corporation,

General Partner

By:	/s/ Brent Winn	(SEAL)

Brent Winn, Chief Financial Officer

MDR GREENBRIER, LLC,

a Delaware limited liability company

By: Medalist Diversified Holdings, L.P.,

a Delaware limited partnership,

Sole Member

By: Medalist Diversified REIT, Inc.,

a Delaware corporation,

General Partner

By:	/s/ Brent Winn	(SEAL)

Brent Winn, Chief Financial Officer

GUARANTOR:

MEDALIST DIVERSIFIED REIT, INC.,

a Maryland corporation

By:	/s/ Brent Winn	(SEAL)
Brent Winn, Chief Financial Officer

THIRD AMENDMENT TO CREDIT AGREEMENT

IN WITNESS WHEREOF, the undersigned party has caused this Amendment to be executed as of the day and year first above written.

BANK:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Daniel B. Duval	(SEAL)

Name:	Daniel B. Duval
Title:	Executive Director